410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces Death of Chairman, Richard M. Jaffee

CHICAGO-(January 29, 2018)- Oil-Dri Corporation of America (NYSE: ODC) is deeply saddened to announce that Mr. Richard M. Jaffee, Chairman of the Board of Directors of the Company, passed away on January 27, 2018 at the age of 82. Mr. Jaffee joined the Company in 1958 and served as Chief Executive Officer of the Company from 1962 until 1997.

Mr. Jaffee’s profound impact on the Company and the sorbent mineral industry will forever be remembered. His enduring legacy will be honored as Oil-Dri builds upon Mr. Jaffee’s vision and continues to grow under the leadership of his son, Daniel S. Jaffee, who became President and Chief Executive Officer in 1997. Additional information to follow as it becomes available.

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While Oil-Dri’s founding product was granular clay floor absorbents, it has since greatly diversified its portfolio. The Company’s mission to “Create Value from Sorbent Minerals” is supported by its wide array of consumer and business to business product offerings. In 2016, Oil-Dri celebrated its seventy-fifth year of business and looks forward to the next milestone.

Reagan B. Culbertson
Investor Relations Manager
reagan.culbertson@oildri.com
(312) 706 3256